Exhibit 28(i)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of The TETON Westwood Funds as filed with the Securities and Exchange Commission on or about July 5, 2017.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York

July 5, 2017